UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 22 January 2001
                                                       ----------------




                                        Air Products and Chemicals, Inc.
                                --------------------------------------------------
                                (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5. Other Events.
---------------------


             AIR PRODUCTS' NET INCOME FROM OPERATIONS UP 12 PERCENT
             ------------------------------------------------------
               Strong Sales to CPI, Electronics and Asia Continue

The Q1 earnings teleconference scheduled for 11:15 a.m. EST on January 22 was accessed by calling 312-470-0009 and entering passcode 7711, or by listening on the web at http://www.airproducts.com/fin/quarterly.htm. Recordings of the earnings teleconference will continue to be available at the above web address until January 31, 2001.

LEHIGH VALLEY, Pa. (January 22, 2001) - Air Products and Chemicals, Inc. (NYSE:APD) today reported its net income from operations increased 12 percent compared with the prior year for its first fiscal quarter ended December 31, 2000. The company reported net income from operations of $136 million, or diluted earnings per share of 62 cents, compared with $121 million, or 56 cents per share, in the prior year excluding the prior year's disclosed special items.

Sales of $1.4 billion were up 14 percent compared with the first quarter of 2000 on broad-based growth in industrial gas sales, particularly in the company's key markets--the chemical and processing industries (CPI), electronics and Asia.

Commenting on the quarter, Air Products chairman and chief executive officer John P. Jones said, "Our people and our strategy continue to differentiate us from the competition. The Air Products team, through their hard work, innovation and customer focus, drove impressive gains in both our top line and bottom line results. Shifting our portfolio to higher-growth markets and regions and to more value-added sectors also has enabled us to improve our earnings in a slowing economy."

Industrial gas sales increased 27 percent, while gases operating income was up 25 percent. The worldwide gases operating margin of 19.3 percent was impacted by higher natural gas prices and unfavorable currency.

CPI performed well due to higher HyCO (hydrogen, carbon monoxide, and syngas, a mix of hydrogen and carbon monoxide) volumes in both North America and Europe. The electronics division's sales of premier specialty gases, high purity specialty chemicals and equipment again grew by more than 50 percent, with demand outstripping supply for certain specialty gases such as nitrogen trifluoride (NF3). The company recently completed an expansion of its NF3 manufacturing facility that will increase production by more than 40 percent effective February 1, 2001.

Asian sales of industrial and specialty gases continued to grow at rates in excess of 60 percent. Better loading, combined with the consolidation of the company's Korean gas affiliate, Korea Industrial Gases, resulted in significantly better Asian results compared with the prior year. European gases also delivered solid results despite a challenging currency environment.

Chemicals sales declined nine percent compared with last year, primarily due to the divestiture of the polyvinyl alcohol business. Ongoing productivity and price increases were more than offset by higher raw material costs, dramatic increases in energy costs, and unfavorable currency impacts. As a result, operating income fell significantly compared with the prior year.

Corporate and other expenses of $2 million were $8 million lower compared with prior year primarily due to a foreign exchange gain this quarter versus a loss last year.

Mr. Jones concluded: "This quarter, we faced yet another round of relentless increases in energy and raw material costs, but our people delivered solid performance once again. While we're confident in our ability to continue delivering, and while fundamentals in our strategic gases markets remain positive, significant increases in the cost of natural gas and a slower global economy have caused us to be more cautious with our 2001 outlook. We expect earnings in our second quarter to be between 58 cents and 62 cents per share. Starting in the third quarter, we expect prices for natural gas and other raw materials to begin easing, resulting in stronger third and fourth quarter results. Together, these factors lead us to anticipate earnings growth for fiscal year 2001 of about 6-8 percent."

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions; demand for the goods and services of Air Products; competitive factors in the industries in which it competes; whether prices of natural gas and other raw materials fall in the second half of fiscal 2001; the ability to recover increased energy and raw material costs from customers; the availability of utilities, particularly in California, to provide electrical power; changes in government regulation;

success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in the jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.



Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


(Millions of dollars, except per share)
-------------------------------------------------------------------------------------------------------
                                                                       Three Months Ended
                                                                           31 December
                                                                 2000                    1999
-------------------------------------------------------------------------------------------------------
Sales                                                            $1,441.3               $1,264.4
-------------------------------------------------------------------------------------------------------

Net Income:
     As reported                                                   $135.6                  $50.6
     Exclusive of special items                                    $135.6                 $121.2(a)
-------------------------------------------------------------------------------------------------------

Basic Earnings Per Share:
     As reported                                                      $.63                   $.24
     Exclusive of special items                                       $.63                   $.57
-------------------------------------------------------------------------------------------------------

Diluted Earnings Per Share:
     As reported                                                      $.62                   $.23
     Exclusive of special items                                       $.62                   $.56(a)
-------------------------------------------------------------------------------------------------------

Operating Return on Net                                              11.5%                  10.0%
 Assets(b)

Capital Expenditures                                               $163.4                 $404.8

Depreciation                                                       $148.4                 $131.7
-------------------------------------------------------------------------------------------------------

(a) Excludes an after-tax charge of $70.6 million, or $.33 per share, for costs related to the BOC transaction. This amount consists primarily of accounting charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the BOC transaction.

(b) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)


(Millions of dollars, except per share)
------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended
                                                                                   31 December
                                                                             2000            1999
-------------------------------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                                                         $1,441.3       $1,264.4
Other income, net                                                                 13.3            6.8
-------------------------------------------------------------------------------------------------------
                                                                               1,454.6        1,271.2
-------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                                                                  1,025.1          877.1
Selling and administrative                                                       173.5          167.8
Research and development                                                          28.5           30.1
-------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                                 227.5          196.2
Income from equity affiliates, net of                                             20.9           20.3
  related expenses
Loss on currency hedges related to                                                --            113.2
  BOC transaction and expenses
Interest expense                                                                  48.4           41.3
-------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND                                                          200.0           62.0
 MINORITY INTEREST
Income taxes                                                                      61.7            9.1
Minority interest(a)                                                               2.7            2.3
-------------------------------------------------------------------------------------------------------
NET INCOME                                                                      $135.6          $50.6
=======================================================================================================
BASIC EARNINGS PER                                                                 $.63           $.24
 COMMON SHARE
-------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER                                                               $.62           $.23
 COMMON SHARE
-------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE                                                                 214.4          213.2
 NUMBER OF COMMON
 SHARES (in millions)
-------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE                                                                 217.9          215.5
 NUMBER OF COMMON AND
 COMMON EQUIVALENT
 SHARES (in millions) (b)
-------------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER                                                             $.19           $.18
 COMMON SHARE - Cash
-------------------------------------------------------------------------------------------------------

(a)  Minority interest primarily includes before-tax amounts.

(b) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------------------------
                                                                          31 December
                                  ASSETS                        2000                     1999
--------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                              $85.3                 $79.5
Trade receivables, less allowances for                         1,058.3                 921.5
 doubtful accounts
Inventories and contracts in progress                            502.6                 526.4
Other current assets                                             186.5                 335.7
--------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                           1,832.7               1,863.1
--------------------------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES                        491.0                 492.5
 TO EQUITY AFFILIATES
PLANT AND EQUIPMENT, at cost                                  10,470.8              10,381.5
Less - Accumulated depreciation                                5,219.4               5,055.5
--------------------------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                       5,251.4               5,326.0
--------------------------------------------------------------------------------------------------
GOODWILL AND OTHER NONCURRENT ASSETS                             726.2                 833.3
--------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                  $8,301.3              $8,514.9
==================================================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                                       $581.4                $554.8
Accrued liabilities                                              341.3                 494.5
Accrued income taxes                                              54.2                  61.5
Short-term borrowings                                            137.8                 763.7
Current portion of long-term debt                                170.7                 321.0
--------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                      1,285.4               2,195.5
--------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                 2,655.3               2,010.3
DEFERRED INCOME & OTHER NONCURRENT                               569.0                 505.8
 LIABILITIES
DEFERRED INCOME TAXES                                            765.2                 745.7
--------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              5,274.9               5,457.3
--------------------------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                       117.5                 128.3
--------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                     2,908.9               2,929.3
--------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $8,301.3              $8,514.9
==================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------------------------------------------
                                                                                 Three Months Ended
                                                                                     31 December
                                                                           2000                     1999
------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income                                                                $135.6                   $50.6
Adjustments to reconcile income to cash provided by
 operating activities:
 Depreciation                                                              148.4                   131.7
 Deferred income taxes                                                      (4.8)                    3.2
 Loss on BOC transaction                                                    --                     109.3
 Undistributed earnings of unconsolidated affiliates                        (4.9)                  (13.2)
 (Gain) on sale of assets and investments                                   (1.3)                   (4.4)
 Other                                                                      15.7                   (10.2)
Working capital changes that provided (used) cash, net of
 effects of acquisitions
 Trade receivables                                                         (69.8)                  (27.9)
 Inventories and contracts in progress                                     (18.1)                  (20.5)
 Payables, trade and other                                                  (1.3)                   43.8
 Other                                                                      84.4                   (13.6)
------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                      283.9                   248.8
------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
 Additions to plant and equipment (a)                                     (138.0)                 (194.4)
 Acquisitions, less cash acquired (b)                                       --                    (162.7)
 Investment in and advances to unconsolidated affiliates                   (16.9)                  (16.0)
 Proceeds from sale of assets and investments                               18.6                    16.1
 Other                                                                      12.1                   (13.7)
------------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                        (124.2)                 (370.7)
------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
 Long-term debt proceeds                                                     3.9                     4.2
 Payments on long-term debt                                                (26.0)                 (161.6)
 Net (decrease) increase in commercial paper and short-term               (103.9)                  335.3
  borrowings
 Dividends paid to shareholders                                            (40.7)                  (38.4)
 Other                                                                       5.1                      .3
------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                          (161.6)                  139.8
------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                                     (6.9)                   --
------------------------------------------------------------------------------------------------------------------
Increase in Cash and Cash Items                                             (8.8)                   17.9
Cash and Cash Items - Beginning of Year                                     94.1                    61.6
------------------------------------------------------------------------------------------------------------------
Cash and Cash Items - End of Period                                        $85.3                   $79.5
==================================================================================================================


(a) Excludes capital lease additions of $8.5 million and $7.5 million in fiscal 2001 and 2000, respectively.

(b)  Excludes $24.2 of long-term debt assumed in acquisitions in fiscal 2000.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

In July 1999, the company, The BOC Group plc (BOC) and L'Air Liquide S.A. (Air Liquide) of France announced that they had agreed to the terms of a recommended offer for the share capital of BOC. In May 2000, the company and Air Liquide announced that the Federal Trade Commission had indicated it would not approve the offer by 12 May 2000, the date on which the period for satisfying the preconditions to the offer would expire, and the offer was not extended beyond 12 May 2000. As a result, certain costs and financing fees that had been deferred were expensed in the third quarter of fiscal 2000.

The results for the three months ended 31 December 1999 include a charge of $113.2 million ($70.6 million after-tax, or $.33 per share) for costs related to the BOC transaction. Of this amount, $109.3 million ($68.2 million after-tax, or $.32 per share) of accounting charges were recorded on purchased currency option and forward exchange contracts entered into to hedge the currency exposure of the BOC transaction.

Income from equity affiliates reflects the company's share of income on an after-tax basis for certain equity investments and on a before-tax basis for other equity investments, such as partnerships. The company's share of income from equity investments reported on an after-tax basis was $15.6 million and $17.3 million for the three months ended 31 December 2000 and 1999, respectively.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:

----------------------------------------------------------------------------------------------------
(Millions of dollars)                                               Three Months Ended
                                                                        31 December
                                                                2000                   1999
----------------------------------------------------------------------------------------------------
Revenues from external customers
 Gases                                                          $992.2                 $780.6
 Equipment                                                        55.8                   50.6
 Chemicals                                                       393.3                  433.2
----------------------------------------------------------------------------------------------------
 Segment Totals                                                1,441.3                1,264.4
----------------------------------------------------------------------------------------------------
 Consolidated Totals                                          $1,441.3               $1,264.4
----------------------------------------------------------------------------------------------------
Operating income
 Gases                                                          $191.4                 $153.3
 Equipment                                                         1.1                    1.2
 Chemicals                                                        37.0                   51.6
----------------------------------------------------------------------------------------------------
 Segment Totals                                                  229.5                  206.1
----------------------------------------------------------------------------------------------------
 Corporate research and                                           (2.0)                  (9.9)
  development and other
  income/(expense)
----------------------------------------------------------------------------------------------------
  Consolidated Totals                                           $227.5                 $196.2
----------------------------------------------------------------------------------------------------
Equity affiliates' income
 Gases                                                           $18.7                  $16.4
 Equipment                                                          .7                     .3
 Chemicals                                                         1.5                    3.6
----------------------------------------------------------------------------------------------------
 Segment Totals                                                   20.9                   20.3
----------------------------------------------------------------------------------------------------
 Consolidated Totals                                             $20.9                  $20.3
----------------------------------------------------------------------------------------------------
Total assets
 Gases                                                        $6,409.8               $6,203.8
 Equipment                                                       233.0                  252.7
 Chemicals                                                     1,537.6                1,689.5
----------------------------------------------------------------------------------------------------
 Segment Totals                                                8,180.4                8,146.0
----------------------------------------------------------------------------------------------------
 Corporate assets                                                120.9                  368.9
----------------------------------------------------------------------------------------------------
 Consolidated Totals                                          $8,301.3               $8,514.9
----------------------------------------------------------------------------------------------------
ORONA
 Gases                                                            12.6%                  10.5%
 Equipment                                                         7.2%                   4.9%
 Chemicals                                                        11.8%                  12.5%
----------------------------------------------------------------------------------------------------
 Segment Totals                                                   12.3%                  10.8%
----------------------------------------------------------------------------------------------------
 Consolidated Totals                                              11.5%                  10.0%
----------------------------------------------------------------------------------------------------

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
--------------------------------------------------------------------------------------------------
                                                                    Three Months Ended
                                                                       31 December
                                                                2000                 1999
--------------------------------------------------------------------------------------------------
Revenues from external customers
  United States                                                  $969.8               $839.2
  United Kingdom                                                  102.8                121.1
  Spain                                                            69.8                 76.8
  Other Europe                                                    141.2                140.8
--------------------------------------------------------------------------------------------------
  Total Europe                                                    313.8                338.7
--------------------------------------------------------------------------------------------------
  Canada/Latin America                                             65.9                 58.4
  Asia                                                             91.7                 28.0
  All Other                                                          .1                   .1
--------------------------------------------------------------------------------------------------
Total                                                          $1,441.3             $1,264.4
--------------------------------------------------------------------------------------------------


Note: Geographic information is based on country of origin. The other Europe segment operates principally in France, Germany, Netherlands, and Belgium.


        Media Inquiries:
        ---------------
              Lisa Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com.
                                                       -----------------

        Investor Inquiries:
        ------------------
              Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.
                                                                 ------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Air Products and Chemicals, Inc.
                                   --------------------------------
                                   (Registrant)



Dated: 22 January 2001        By:          /s/ Leo J. Daley
                                 ----------------------------------------
                                             Leo J. Daley
                                  Vice President - Finance and Controller
                                        (Chief Financial Officer)